                                                                     Exhibit 5.2

                                August 22, 1990

Calamos Asset Management, Inc.
2001 Spring Road, Suite 750
Oak Brook, Illinois 60521

Ladies and Gentlemen:

     Management Agreement
     --------------------

     Pursuant to paragraph l(a) of the Management Agreement between CFS Investment Trust and Calamos Asset Management, Inc. dated July 5, 1988, we hereby notify you that the board of trustees of CFS Investment Trust has established two additional Sub-Trusts, designated Calamos Strategic Income Fund and Calamos Growth Fund, and has appointed you as Manager to act as manager and investment adviser to those Sub-Trusts on the terms and conditions set forth in the Agreement, except that the advisory fee schedule applicable to the Sub-Trusts designated Calamos Strategic Income Fund and Calamos Growth Fund shall be as follows:

                                                   Monthly Fee Rate
                                              --------------------------
                                                             Strategic
          Monthly Average Net Assets          Growth Fund   Income Fund
          --------------------------          -----------   -----------
          Up to and including $150 million    1/12 of 1%    1/12 of .75%
          Over $150 million                   1/12 of .75%  1/12 of .50%

                                           Very truly yours,

                                           CFS INVESTMENT TRUST


                                           By  /s/ Joyce A. Cagnina
                                               ----------------------------
                                               Joyce A. Cagnina
                                               Vice President and Secretary

Appointment as Manager for the Sub-Trusts designated Calamos Strategic Income Fund and Calamos Growth Fund accepted this 23rd day of August, 1990.


                                           CALAMOS ASSET MANAGEMENT, INC.


                                           By  /s/ Robert M. Slotky
                                               ---------------------------
                                               Robert M. Slotky
                                               Senior Vice President